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                                AMENDMENT NO. 2
                                      TO
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT



            AMENDMENT NO. 2 dated as of September 30, 1994 (this "Amendment") to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 2, 1994 (as amended by Amendment No. 1 thereto dated as of June 9, 1994, the "Credit Agreement"), each among CHARTER MEDICAL CORPORATION, a Delaware corporation (the "Company"), the banking and other financial institutions from time to time party thereto (the "Lenders"), BANKERS TRUST COMPANY, as agent for the Lenders, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Co-Agent. Capitalized terms used herein and not defined herein shall have the respective meanings set forth for such terms in the Credit Agreement.


                             W I T N E S S E T H :

            WHEREAS, the Company has requested that the Credit Agreement be amended to, among other things: (a) permit the Company and its Wholly-Owned Restricted Subsidiaries to lease Facilities from time to time to Permitted Joint Ventures in which it or any of its Wholly-Owned Restricted Subsidiaries has an equity interest; (b) permit a Wholly-Owned Restricted Subsidiary to be converted into a Permitted Joint Venture by, among other things, issuing shares of its capital stock to, or merging or consolidating with, a third-party and (c) obligate the Agent to release (i) in connection with the conversion of any series of Variable Rate Notes into fixed rate notes, the Liens granted the Collateral Agent on the Facility that was financed with such series of Variable Rate Notes, and (ii) in connection with the conversion of any Wholly-Owned Restricted Subsidiary into a Permitted Joint Venture, such Wholly-Owned Restricted Subsidiary from the Subsidiary Guaranty and its property and assets from the Liens of the Security Documents; and

            WHEREAS, subject to and upon certain terms and conditions, the Lenders party hereto are willing to permit the foregoing;

            NOW THEREFORE, the parties hereto hereby agree as follows:

            Section 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

            (a) Section 6.16 of the Credit Agreement is amended by inserting the parenthetical "(except, in the case of Permitted Joint Ventures that are Restricted Subsidiaries, to the extent disclosed to the Agent in writing)" after the word "has" in the second line of the last sentence of such Section.

            (b) Section 7.1(e) of the Credit Agreement is amended by (i) renumbering clause (v) thereof as "(vii)", and (ii) inserting the following after clause (iv) thereof:

      ", (v) without duplication of the requirements of the preceding clause
      (iv), a description in reasonable detail of each Permitted JV Transaction entered into during such Report Period, the parties thereto and the properties and assets subject thereto, the material terms thereof, whether the Company and its Wholly-Owned Restricted
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      Subsidiaries have a Controlling Interest in the Permitted Joint Venture resulting therefrom and, if such Permitted JV Transaction involved the lease or sublease of a Facility to a Permitted Joint Venture pursuant to
      Section 8.2(i), the amount of the annual base rentals to be paid to the Company and its Wholly-Owned Restricted Subsidiaries under such lease or sublease, (vi) a description in reasonable detail of each amendment and other modification entered into during such Report Period to any lease or sublease of a Facility entered into pursuant to Section 8.2(i),".

            (c) Section 8.1(g) of the Credit Agreement is amended by inserting "on assets (other than a VRN Facility)" after the word "Liens" in the first line thereof.

            (d) Section 8.2(d) of the Credit Agreement is amended by inserting the following after the semi-colon (";") ending such Section:

      "provided that the foregoing provisions of this Section 8.2(d) shall not permit the Company or any of its Restricted Subsidiaries to sell or otherwise dispose of pursuant to any transaction any equity interests (including, without limitation, any warrants, options or other rights to acquire equity interests) in any Restricted Subsidiary unless either (A) all of the equity interests in such Restricted Subsidiary that are owned by the Company and its Restricted Subsidiaries are simultaneously sold to Persons other than the Company and any of its Subsidiaries, or (B) after giving effect to such transaction the Restricted Subsidiary whose equity securities are the subject thereof is a Wholly-Owned Restricted Subsidiary;".

            (e) Section 8.2(e) of the Credit Agreement is amended by (i) deleting the parenthetical "(except for a contribution permitted by Section
8.8 of a Facility and its related working capital to a Permitted Joint Venture)" from clause (iv) thereof, and (ii) inserting the following after the semi-colon (";") ending such Section:

      "provided that the foregoing provisions of this Section 8.2(e) shall not permit the Company or any of its Restricted Subsidiaries to sell pursuant to any transaction any equity interests (including, without limitation, any warrants, options or other rights to acquire equity interests) in any Restricted Subsidiary unless either (A) all of the equity interests in such Restricted Subsidiary that are owned by the Company and its Restricted Subsidiaries are simultaneously sold to Persons other than the Company and any of its Subsidiaries, or (B) after giving effect to such transaction the Restricted Subsidiary whose equity securities are the subject thereof is a Wholly-Owned Restricted Subsidiary;".

            (f) Section 8.2 of the Credit Agreement is further amended by (i) deleting the word "and" at the end of paragraph (g) thereof, (ii) replacing the period (".") at the end of paragraph (h) thereof with a semi-colon (";"), and (iii) inserting the following after such semi-colon:

                  "(i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company and its Wholly-Owned Restricted Subsidiaries may enter into a lease or sublease of Facilities to Permitted Joint Ventures; provided that no such entering into of a lease or sublease of a Facility to a Permitted Joint Venture shall be permitted unless:
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                  (i) the Minimum Income Tests and Debt Service Coverage Tests
      are satisfied with respect thereto;

                  (ii) after giving effect to the entering into of such lease or sublease the Company or such Wholly-Owned Restricted Subsidiary, as the case may be, shall have a Controlling Interest in such Permitted Joint Venture (or the additional requirements in clause (v) below shall be satisfied);

                  (iii) such Permitted Joint Venture is not restricted by its governing documents or otherwise from making cash distributions to the Company or such Wholly-Owned Restricted Subsidiary, as the case may be;

                  (iv) the Company, its Restricted Subsidiaries and the Collateral Agent are insured with respect to the leased or subleased Facility and the businesses conducted thereon (either directly or as named additional insureds on insurance obtained by the lessee or sublessee of such Facility) in the manner and to the extent required by
      Section 7.3 as fully as if such property had not been leased or subleased to a Permitted Joint Venture;

                  (v) after giving effect to the entering into of such lease or sublease, (A) the Company or a Wholly-Owned Restricted Subsidiary owns common stock of, or a partnership interest or other equity interests of a substantially similar nature in, such Permitted Joint Venture, and (B) the aggregate Deemed Value of all Facilities subject to Limited Permitted JV Transactions after the Closing Date does not exceed $100,000,000;

                  (vi) the Board of Directors of the Company determines in good faith that the business purpose achieved by such lease or sublease renders the terms of such lease or sublease, taking into account the other terms of such Permitted JV Transaction, reasonable, and, if the Deemed Value of such Facility exceeds $25,000,000, the Company has received an opinion from a nationally recognized investment banking firm that such lease or sublease, taking into account the other terms of such Permitted JV Transaction, is fair to the Company from a financial point of view;

                  (vii) such lease or sublease contains an environmental indemnity that is either in form and substance substantially similar to
      Section 5.11(f) of the Mortgages or otherwise reasonably satisfactory to the Agent with respect to acts and omissions occurring on or after the effective date of such lease or sublease, which indemnity shall be made by such Permitted Joint Venture in favor of the lessor or sublessor, as applicable, of such Facility and the Company; and

                  (viii) the Company complies with Section 4.2(a) or (c), as the case may be;

                  (j) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, a Restricted Subsidiary may merge with or into, or consolidate with, any Person or Persons other than the Company or a Subsidiary thereof in order to convert such Restricted Subsidiary into a Permitted Joint Venture (other than a Wholly-Owned Restricted Subsidiary) between the owners of such Person or
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      Persons and the Company or a Wholly-Owned Restricted Subsidiary;
      provided that (i) the Board of Directors of the Company determines in good faith that the business purpose achieved by such merger or consolidation renders the terms of such merger or consolidation reasonable, and, if the aggregate Deemed Value of the assets of the Restricted Subsidiary party to such merger or consolidation exceeds $25,000,000, the Company has received an opinion from a nationally recognized investment banking firm that such merger or consolidation is fair to the Company from a financial point of view; (ii) the Company complies with Section 4.2(a) or (c), as the case may be; (iii) the Collateral Agent has pursuant to the Security Documents or other security agreements reasonably satisfactory to the Agent a perfected first priority Lien on any non-cash consideration (including, without limitation, equity interests in the surviving Person of such merger or consolidation) received by the Company or any of its Restricted Subsidiaries (other than the Restricted Subsidiary that is a party to such merger or consolidation) in connection with the consummation of such merger or consolidation, other than notes and similar instruments having, in the aggregate for such merger or consolidation, a principal amount of less than $500,000; (iv) the Minimum Income Tests and Debt Service Coverage Tests are satisfied with respect thereto at the time of such merger or consolidation; (v) the surviving Person of such merger or consolidation is not restricted by its governing documents or otherwise from making cash distributions to the Company or such Wholly-Owned Restricted Subsidiary; (vi) after giving effect to such merger or consolidation, the aggregate Deemed Value of all Facilities subject to Limited Permitted JV Transactions after the Closing Date does not exceed $100,000,000; (vii) after giving effect to such merger or consolidation, the sum of (A) the aggregate Deemed Value of property and other assets (other than Facilities) subject to Limited Permitted JV Transactions after the Closing Date, (B) the then Outstanding JV Credit Amount, and
      (C) the aggregate amount of Investments outstanding pursuant to Section 8.8(r) does not exceed the then maximum amount of Investments permitted to be outstanding pursuant to Section 8.8(r); and (viii) the Company or a Wholly-Owned Restricted Subsidiary receives in connection therewith common stock of, or a partnership interest or other equity interests of a substantially similar nature in, the surviving Person of such merger or consolidation;

                  (k) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company or any Restricted Subsidiary may sell less than all of the shares of capital stock it owns of any of its Subsidiaries to any Person or Persons other than the Company or a Subsidiary thereof in order to convert such Subsidiary into a Permitted Joint Venture between such Person or Persons and the Company or a Wholly-Owned Restricted Subsidiary; provided that
      (i) the Board of Directors of the Company determines in good faith that the business purpose achieved by such sale renders the terms of such sale reasonable, and, if the aggregate Deemed Value of the assets of the Subsidiary whose shares of capital stock are being sold exceeds $25,000,000, the Company has received an opinion from a nationally recognized investment banking firm that such sale is fair to the Company from a financial point of view; (ii) the Company complies with Section 4.2(a) or (c), as the case may be; (iii) the Collateral Agent has pursuant to the Security Documents or other security agreements reasonably satisfactory to the Agent a perfected first priority Lien on
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      any non-cash proceeds received by the Company or any of its Restricted
      Subsidiaries (other than the Restricted Subsidiary whose stock is being sold) in connection with the consummation of such sale, other than notes and similar instruments having, in the aggregate for such sale, a principal amount of less than $500,000; (iv) the Minimum Income Tests and Debt Service Coverage Tests are satisfied with respect thereto at the time of such sale; (v) after giving effect to such sale, such Permitted Joint Venture is not restricted by its governing documents or otherwise from making cash distributions to the Company or such Wholly-Owned Restricted Subsidiary; (vi) after giving effect to such sale, the aggregate Deemed Value of all Facilities subject to Limited Permitted JV Transactions after the Closing Date does not exceed $100,000,000; and (vii) after giving effect to such sale, the sum of (A) the aggregate Deemed Value of all property and other assets (other than Facilities) subject to Limited Permitted JV Transactions after the Closing Date, (B) the then Outstanding JV Credit Amount, and (C) the aggregate amount of Investments outstanding pursuant to Section 8.8(r) does not exceed the then maximum amount of Investments permitted to be outstanding pursuant to Section 8.8(r); and

                  (l) the Company or a Restricted Subsidiaries may issue shares of its capital stock to the extent permitted by Section 8.5."

            (g) Section 8.5 of the Credit Agreement is amended by (i) deleting the word "and" at the end of clause (c) thereof, and (ii) replacing the period (".") at the end of paragraph (d) thereof with the following:

      ; and (e) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, a Restricted Subsidiary may issue or sell shares of its capital stock to a Person or Persons other than the Company or a Subsidiary thereof in order to convert such Restricted Subsidiary into a Permitted Joint Venture between such Person or Persons and the Company or a Wholly-Owned Restricted Subsidiary; provided that
      (i) the Board of Directors of the Company determines in good faith that the business purpose achieved by such issuance or sale renders the terms of such issuance reasonable, and, if the aggregate Deemed Value of the assets of the Restricted Subsidiary issuing or selling shares of its capital stock exceed $25,000,000, the Company has received an opinion from a nationally recognized investment banking firm that such issuance or sale is fair to the Company from a financial point of view; (ii) the Company complies with Section 4.2(a) or (c), as the case may be; (iii) the Collateral Agent has pursuant to the Security Documents or other security agreements reasonably satisfactory to the Agent a perfected first priority Lien on any non-cash proceeds received by the Company or any of its Restricted Subsidiaries (other than the Restricted Subsidiary whose capital stock is being issued or sold) in connection with the consummation of such issuance or sale, other than notes and similar instruments having, in the aggregate for such issuance, a principal amount of less than $500,000; (iv) the Minimum Income Tests and Debt Service Coverage Tests are satisfied with respect thereto at the time of such issuance or sale; (v) after giving effect to such issuance or sale, such Restricted Subsidiary is not restricted by its governing documents or otherwise from making cash distributions to the Company or such Wholly-Owned Restricted Subsidiary; (vi) after giving effect to such issuance or sale, the aggregate Deemed Value of all Facilities subject to Limited Permitted JV Transactions does not exceed $100,000,000; and
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      (vii) after giving effect to such issuance or sale, the sum of (A) the aggregate Deemed Value of all property and other assets (other than Facilities) subject to Limited Permitted JV Transactions, (B) the then Outstanding JV Credit Amount, and (C) the aggregate amount of Investments outstanding pursuant to Section 8.8(r) does not exceed the then maximum amount of Investments permitted to be outstanding pursuant to Section 8.8(r)."

            (h) Section 8.8(n) of the Credit Agreement is amended by replacing all of clauses (ii) and (v) thereof with the following clauses (ii) and (v), respectively:

                  "(ii) after giving effect to such contribution, the Company or such Wholly-Owned Restricted Subsidiary, as the case may be, shall have a Controlling Interest in such Permitted Joint Venture (or the additional requirements of clause (v) below shall be satisfied);" and

                  "(v) after giving effect to such contribution, (A) the Company or a Wholly-Owned Restricted Subsidiary owns common stock of, or a partnership interest or other equity interests of a substantially similar nature in, such Permitted Joint Venture, and (B) the aggregate Deemed Value of all Facilities subject to Limited Permitted JV Transactions after the Closing Date does not exceed $100,000,000;".

            (i) Section 8.8(n) of the Credit Agreement is further amended by
(i) deleting the word "and" at the end of clause (iv) thereof, and (ii) inserting the following after clause (v) thereof:

                  "(vi) the Board of Directors of the Company determines in good faith that the business purpose achieved by such contribution renders the terms of such contribution reasonable, and, if the Deemed Value of such Facility exceeds $25,000,000, the Company has received an opinion from a nationally recognized investment banking firm that such contribution is fair to the Company from a financial point of view; and

                  (vii) the Company complies with Section 4.2(a) or (c), as the case may be;".

            (j) Section 8.8(r) of the Credit Agreement is amended by (i) inserting the words "sum of the" after the word "the" in the second line of clause (ii) of the third proviso thereto; (ii) replacing the words "other types of Restricted Subsidiaries and Unrestricted Subsidiaries" in the last two lines of such clause (ii) with the words "other types of Restricted Subsidiaries, Unrestricted Subsidiaries and joint ventures permitted by this Agreement in which the Company and its Wholly-Owned Restricted Subsidiaries have a minority equity interest"; and (iii) inserting the following after the word "Investments" in the third line of such clause (ii):

      "plus the sum of the then aggregate Deemed Value of all property and other assets (other than Facilities) subject to Limited Permitted JV Transactions after the Closing Date and the Outstanding JV Credit Amount".

            (k) Section 8.10(b) of the Credit Agreement is amended by (i) inserting "(without duplication)" after the words "the sum" in the fifth line of clause (B) of the third proviso thereto; (ii) deleting the word "and"
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before clause (ii) of such clause (B); (iii) replacing the words "other types of Restricted Subsidiaries and Unrestricted Subsidiaries" in the fifth, sixth and seventh lines of such clause (ii) with the words "other types of Restricted Subsidiaries, Unrestricted Subsidiaries and joint ventures permitted by this Agreement in which the Company and its Wholly-Owned Restricted Subsidiaries have a minority equity interest"; and (iv) inserting the following at the end of such clause (ii):

      ", (iii) the then aggregate Deemed Value of all property and other assets (other than Facilities) subject to Limited Permitted JV Transactions after the Closing Date, and (iv) the then Outstanding JV Credit Amount".

            (l) Section 8.10(c) of the Credit Agreement is amended by inserting the following at the end of clause (ii) thereof:

      "; and (iii) for all purposes of paragraph (b) above the word 'expenditures' shall include, without limitation, with respect to any Facility Acquisition: (A) the issuance by the Company of shares of Company Common Stock as complete or partial consideration for the assets acquired by the Company and its Restricted Subsidiaries in such Facility Acquisition; provided that the amount of any such expenditure shall be deemed to be zero; (B) the aggregate principal amount of Indebtedness assumed by the Company or any of its Restricted Subsidiaries in connection with such Facility Acquisition; and (C) except to the extent the same is repaid by a Person other than the Company or any of its Restricted Subsidiaries prior to a Facility Acquisition, the aggregate outstanding principal amount of all Indebtedness of any Person acquired by the Company or any of its Restricted Subsidiaries in such Facility Acquisition".

            (m) Section 8.11 of the Credit Agreement is amended by (i) deleting the "or" at the end of paragraph (d) thereof, (ii) replacing the period (".") at the end of paragraph (e) thereof with "; or", and (iii) inserting the following after paragraph (e) thereof:

      "(f) decrease the amount of, or change the payment date for, any rent payable to the Company or any Wholly-Owned Restricted Subsidiary under a lease or sublease of a Facility to a Permitted Joint Venture that was entered into pursuant to Section 8.2(i) unless the Agent is given prior notice thereof and the Minimum Income Tests and Debt Service Coverage Tests are satisfied with respect thereto at the time of such change, or otherwise amend, supplement or modify any such lease or sublease in any manner that is adverse to the Lenders."

            (n) Section 8.15(a) of the Credit Agreement is amended by replacing the words "other type of Restricted Subsidiary or any Unrestricted Subsidiary" in the fourth and fifth lines of clause (ix) thereof with the words "other type of Restricted Subsidiary, Unrestricted Subsidiary or joint venture permitted by this Agreement in which the Company and its Wholly-Owned Restricted Subsidiaries have a minority equity interest".

            (o) The following is inserted after Section 8.15 of the Credit
Agreement:
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                  "8.16 Maintenance of Controlling Interests. If, after giving effect to any Permitted JV Transaction entered into pursuant to Section 8.2(i) or 8.8(n), the Company and its Wholly-Owned Restricted Subsidiaries have a Controlling Interest in the Permitted Joint Venture that is a party to such Permitted JV Transaction, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or refrain from taking any action of any nature whatsoever (other than the entering into in accordance with this Agreement of another Permitted JV Transaction with respect to such Permitted Joint Venture and the consummation of any sale or other transfer permitted by this Agreement of all of the Company's and its Wholly-Owned Restricted Subsidiaries' equity interests in such Permitted Joint Venture) that would cause the Company and its Wholly-Owned Restricted Subsidiaries to fail to have a Controlling Interest in such Permitted Joint Venture, unless, after giving effect to such failure to have a Controlling Interest: (a) no Default or Event of Default exists, (b) the Minimum Income Tests and
      Debt Service Coverage Tests are satisfied as of the date such failure occurs, and (c) the aggregate Deemed Value of all Facilities subject to Limited Permitted JV Transactions after the Closing Date does not exceed $100,000,000."

            (p) Section 10 of the Credit Agreement is amended as follows:

                  (i) The definition therein of the term "Asset Sale" is amended by (A) inserting "and subleases" after the word "leases" in clause (vi) of the second proviso to such definition, (B) inserting "(other than ones received in a Permitted JV Transaction)" after the word "instruments" in the third line of clause (ii) of the second proviso to such definition, (C) inserting "except to the extent the same constitutes a transfer pursuant to the immediately following sentence," after each of the respective comma's (",") ending clauses (iii) and (vi) of the second proviso of such definition, and (D) inserting the following after the end of such definition:

            "Without limitation of the foregoing, but in furtherance thereof, a Permitted JV Transaction shall be deemed to be a sale, lease, conveyance, disposition or transfer of assets to the extent the Company or any of its Restricted Subsidiaries (other than the Permitted Joint Venture resulting from such Permitted JV Transaction) receives any Cash ((including Cash receivable (when received) by way of a deferred payment obligation pursuant to a promissory note or preferred stock or otherwise (other than interest and dividends accruing thereon at a rate no greater than the sum of 6% and the then yield for actively traded United States securities having a weighted average life to maturity that is substantially the same as the weighted average life to maturity of such deferred payment obligation), but excluding, in the case of a lease or a sublease of a Facility to a Permitted Joint Venture pursuant to Section 8.2(i), any base rent payable under such lease or sublease)) or other property or assets (other than, except to the extent the same are substantially equivalent to Cash receivable by way of deferred payments obligations, equity interests in the Permitted Joint Venture resulting from such Permitted JV Transaction) in connection with the consummation of such Permitted JV Transaction."
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                  (ii) The definition therein of the term "Base Core EBITDA"
      is amended in its entirety to read as follows:

                  "'Base Core EBITDA'means, for any period, the total of (a)
            consolidated EBITDA of the Company and the Domestic Guarantors for such period, excluding, to the extent included therein, (i) the income (or loss) of any Person (other than a Domestic Guarantor) in which the Company or any Domestic Guarantor has an ownership interest, whether or not any such income has been actually received by the Company or any Domestic Guarantor in the form of dividends or similar distributions, and (ii) any rent payable to the Company or any of its Subsidiaries under a lease or sublease of a Facility to a joint venture pursuant to Section 8.2(i), whether or not such rent has been actually received by the Company or any of its Subsidiaries, minus (b) the excess, if any, of (i) income taxes paid by the Company or any Domestic Guarantor during such period in respect of its pro rata share of any Subsidiary's (other than a Wholly-Owned Restricted Subsidiary's) Net Income, over (ii) the amount of distributions made by such Subsidiary to the Company or any Domestic Guarantor during such period, plus, without duplication, (c) the Acquired NME Facilities EBITDA, if any, minus (d) the Company's and the Domestic Guarantors' aggregate pro rata share of the absolute amount of the net loss for such period of each Permitted Joint Venture in which the Company or a Domestic Guarantor has an ownership interest that has incurred a loss for such period and owns, leases or subleases a Facility that was subject to a Permitted JV Transaction; provided that in determining the net loss of any such Permitted Joint Venture for purposes of this clause (d), the aggregate amount of rent payable to the Company and the Domestic Guarantors under a lease or sublease of a Facility to any such Permitted Joint Venture that was entered into pursuant to Section 8.2(i) shall not be considered an expense of such Permitted Joint Venture."

                  (iii) The following is inserted after the definition therein of the term "Continuing Lenders":

                        "'Controlling Interest' means, with respect to any
            Person, (a) the ownership of at least a majority of the equity interests in such Person on a fully diluted basis, and (b) the ownership of equity interests in such Person providing the unlimited right to elect or appoint at least the greater of (i) 60% of the authorized number of directors, managers or trustees, as applicable, of such Person and (ii) such percentage of the authorized number of such directors, managers or trustees, as applicable, as are necessary under the governing documents of such Person or otherwise to authorize (and prevent) the taking by such Person of each and any action that may from time to time be proposed to be taken by such Person or to approve or adopt (and prevent the approval or adoption of) any other matter (including, without limitation, the appointment or removal of any individual as an officer of such Person) that may from time to time require the approval of, or adoption by, all or any portion of the directors, managers or trustees, as applicable, of such Person."

                  (iv) The definition therein of the term "Core EBITDA" is amended in its entirety to read as follows:
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                        "'Core EBITDA'means, for any period, the total of (a)
            consolidated EBITDA of the Company and its Wholly-Owned Restricted Subsidiaries for such period, excluding, to the extent included therein, (i) the income (or loss) of any Person (other than a Wholly-Owned Restricted Subsidiary) in which the Company or any Wholly-Owned Restricted Subsidiary has an equity interest, whether or not any such income has been actually received by the Company or any Wholly-Owned Restricted Subsidiary in the form of dividends or similar distributions, and (ii) any rent payable to the Company or any of its Subsidiaries under a lease or sublease of a Facility to a joint venture pursuant to Section 8.2(i), whether or not such rent has been actually received by the Company or any of its Subsidiaries, plus (b) to the extent the same does not exceed the product of (i) the Net Income of the payor thereof for such period or for the immediately preceding period and not previously received, and (ii) the Company's and its Wholly-Owned Restricted Subsidiaries aggregate percentage ownership interest therein, cash dividends and other cash distributions of profits and capital received in such period by the Company and its Wholly-Owned Restricted Subsidiaries from (i) Unrestricted Subsidiaries, (ii) joint ventures which are not Subsidiaries, and (iii) other Restricted Subsidiaries, minus (c) the Company's and its Wholly-Owned Restricted Subsidiaries' aggregate pro rata share of the absolute amount of net loss for such period of each (i) Unrestricted Subsidiary, (ii) other Restricted Subsidiary, and
            (iii) joint venture in which the Company or any Wholly-Owned Restricted Subsidiary has an ownership interest that (A) is not a Subsidiary of the Company, and (B) owns, leases or subleases a Facility that was subject to a Permitted JV Transaction, in each case that has incurred a loss for such period, plus, without duplication, (d) the Acquired NME Facilities EBITDA, if any, plus, without duplication, (e) rent received in such period by the Company or any Wholly-Owned Restricted Subsidiary under a lease or sublease of a Facility to a joint venture pursuant to Section 8.2(i), but only to the extent such rent accrued during such period or the immediately preceding period."

                  (v) The following is inserted after the definition therein of the term "Debt Service Coverage Tests":

                        "'Deemed Value' means, with respect to any property or
            other assets subject or to be subject to a Permitted JV Transaction, the greatest of (a) the fair market value of such property or other asset on the first date on which such property or other asset was or is to be subject to a Permitted JV Transaction (for purposes of the foregoing, the fair market value of a Facility and its related working capital shall be deemed to be equal to the product of 4.5 and the EBITDA of the Company and its Wholly-Owned Restricted Subsidiaries attributable to such Facility for the 12-month period preceding the Test Date applicable to the first date on which such Facility was or is to be subject to a Permitted JV Transaction), (b) the book value of such property or other asset on the first date on which such property or other asset was or is to be subject to a Permitted JV Transaction, and (c) in the case of a Facility and/or other asset or property that was or is to be subject to a Limited Permitted JV

            Transaction described in clause (b) or (d) of the definition of such term, the sum of the aggregate amount of cash and the aggregate fair market value of all other property received by the Company and its Restricted Subsidiaries in consideration for the capital stock issued or sold in such Limited Permitted JV Transaction."

                  (vi) the definition therein of the term "Investment" is amended by inserting "(except as otherwise expressly set forth herein)" in lieu of "(except as otherwise set forth in Section 8.8(n) for contributions of Facilities to Permitted Joint Ventures)" appearing in the proviso to such definition.

                  (vii) The following is inserted after the definition therein of the term "Liens":

                        "'Limited Permitted JV Transaction' means any of the
            following: (a) the contribution pursuant to Section 8.8(n), or the lease or sublease pursuant to Section 8.2(i), of a Facility by the Company or a Wholly-Owned Restricted Subsidiary to a Permitted Joint Venture, unless after giving effect thereto the Company and its Wholly-Owned Restricted Subsidiaries have a Controlling Interest in such Permitted Joint Venture, (b) the issuance or sale by a Restricted Subsidiary of its capital stock to a Person or Persons other than the Company or any Subsidiary thereof pursuant to clause (e) of Section 8.5, unless after giving effect thereto such Restricted Subsidiary is a Wholly-Owned Restricted Subsidiary, (c) the merger of a Restricted Subsidiary with or into, or the consolidation of a Restricted Subsidiary with, a Person or Persons other than the Company or any Subsidiary thereof pursuant to Section 8.2(j), (d) the sale pursuant to Section 8.2(k) by the Company or any of its Restricted Subsidiaries to a Person or Persons other than the Company or any Subsidiary thereof of less than all of the capital stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries, unless after giving effect thereto the Restricted Subsidiary whose capital stock is being sold is a Wholly-Owned Restricted Subsidiary, and
            (e) the failure for any reason of the Company and its Wholly-Owned Restricted Subsidiaries to have at any time a Controlling Interest in any Permitted Joint Venture that, as a result of the occurrence of any Permitted JV Transaction (other than a Limited Permitted JV Transaction described in the foregoing clauses (a) through (d)), owns, leases or subleases a Facility at the time of such failure, unless such failure results from the entering into of another Permitted JV Transaction with respect to such Permitted Joint Venture or the sale of all of the Company's and its Wholly-Owned Restricted Subsidiaries' equity interests in such Permitted Joint Venture. For purposes of this Agreement, any property or other asset (including, without limitation, a Facility and Cash) shall be deemed to have been subject to a Limited Permitted JV Transaction if it is contributed, leased or subleased pursuant to a transaction described in clause (a) of this definition of Limited Permitted JV Transaction, if it is owned by a Restricted Subsidiary at the time such Restricted Subsidiary enters into a transaction described in clause (b) or (c) of this definition of Limited Permitted JV Transaction, if it is owned by the Restricted

            Subsidiary whose capital stock is being sold pursuant to a transaction described in clause (d) of this definition of Limited Permitted JV Transaction or if it is a Facility that is owned by, or leased or subleased to, a Permitted Joint Venture as a result of a Permitted JV Transaction (other than a Limited Permitted JV Transaction) at the time a Limited Permitted JV Transaction described in clause (e) above occurs with respect to such Permitted Joint Venture.

                  (viii) The definition therein of the term "Minimum Income Tests" is amended by replacing the first three lines of paragraph (a) thereof with the following:

                        "(a) in the case of a Permitted JV Transaction, an
            amendment or other modification to a lease or sublease of a Facility to a Permitted Joint Venture pursuant to Section 8.2(i) that decreases the amount of, or changes the payment date for, any installment of rent payable thereunder to the Company or any Wholly-Owned Restricted Subsidiary or a Facility Acquisition only:".

                  (ix) The definition therein of the term "Net Proceeds" is amended by (A) replacing "or otherwise (other than interest payable thereon)" in the fourth and fifth lines thereof with ", preferred stock or otherwise (other than interest and dividends accruing thereon at a rate no greater than the sum of 6% and the then yield for actively traded United States securities having a weighted average life to maturity that is substantially the same as the weighted average life to maturity of such deferred payment obligation)", and (B) inserting the following sentence at the end of such definition:

            "Notwithstanding the foregoing, except to the extent the same is substantially equivalent to Cash receivable by way of deferred payment, 'Net Proceeds' shall not include any equity interest in a Permitted Joint Venture resulting from the consummation of a Permitted JV Transaction that is received by the Company or any of its Restricted Subsidiaries in connection with the consummation of such Permitted JV Transaction."

                  (x) The following is inserted after the definition therein of the term "Original Company Credit Agreement":

                        "'Outstanding JV Credit Amount' means, at any time,
            the sum of (a) the then aggregate outstanding principal amount of each Subsidiary Loan initially made to a Wholly-Owned Restricted Subsidiary that was, at any time after the making of such Subsidiary Loan, converted into a Permitted Joint Venture pursuant to a Limited Permitted JV Transaction, (b) the then aggregate amount which is then available to be drawn (assuming the conditions for drawing thereunder have been met) under each Subsidiary Letter of Credit initially issued for the account of a Wholly-Owned Restricted Subsidiary that was, at any time after the issuance of such Subsidiary Letter of Credit, converted into a Permitted Joint Venture pursuant to a Limited Permitted JV Transaction, and (c) the then aggregate amount of all drawings under each such Subsidiary Letter of Credit referenced in clause
            (b) above honored by the applicable L/C Bank and not theretofore reimbursed by the Company or any of its Restricted Subsidiaries."

                  (xi) The following is inserted after the definition therein of the term "Permitted Joint Venture"

                        "'Permitted JV Transaction' means any of the
            following: (a) the contribution of a Facility by the Company or a Wholly-Owned Restricted Subsidiary to a Permitted Joint Venture pursuant to Section 8.8(n), (b) the lease or sublease of a Facility to a Permitted Joint Venture pursuant to Section 8.2(i), and (c) each and any Limited Permitted JV Transaction not described in the preceding clause (a) or (b). For purposes of this Agreement, any property or other asset (including, without limitation, a Facility and Cash) shall be deemed to have been subject to a Permitted JV Transaction if it is contributed, leased or subleased to a Permitted Joint Venture pursuant to Section 8.8(n) or 8.2(i), as applicable, if it is owned by a Restricted Subsidiary at the time such Restricted Subsidiary enters into a transaction described in clause (b) or (c) of the definition of Limited Permitted JV Transaction, if it is owned by a Restricted Subsidiary whose capital stock is being sold pursuant to a transaction described in clause (d) of the definition of Limited Permitted JV Transaction or if it is a Facility that is owned by, or leased or subleased to, a Permitted Joint Venture as a result of a Permitted JV Transaction (other than a Limited Permitted JV Transaction) at the time a Limited Permitted JV Transaction described in clause (e) of the definition of Limited Permitted JV Transaction occurs with respect to such Permitted Joint Venture."

                  (xii) The definitions therein of the terms "Pro Forma Base Core EBITDA" and "Pro Forma Core EBITDA" are amended in their entirety to read as follows:

                        "'Pro Forma Base Core EBITDA'means, for any period,
            with respect to any Subject Transaction, the total, without duplication, of (a) Base Core EBITDA for such period, plus (b) the EBITDA for such period of (i) any Person acquired directly by the Company or a Domestic Guarantor and which becomes a Domestic Guarantor, or (ii) any Facility (determined as if such Facility was a separate Person) acquired directly by the Company or any Domestic Guarantor, in either such case as part of such Subject Transaction, minus (c) in the case of a Permitted JV Transaction, the portion of the Base Core EBITDA for such period attributable to each Facility, if any, subject to such Permitted JV Transaction. In the case of a Subject Transaction involving the acquisition of a Person or a Facility that, as of the time of such acquisition has been in existence for less than 12 months, the EBITDA for such Person or Facility, as the case may be, for such period shall be deemed to be, for purposes of the preceding clause
            (b), the product of (1) its actual EBITDA, and (2) the quotient, expressed as percentage, of the number of months in such period divided by the number of months for which such Person or Facility, as the case may be, has any EBITDA.

                        'Pro Forma Core EBITDA'means, for any period, with
            respect to any Subject Transaction, the total, without duplication, of (a) Core EBITDA for such period, plus (b) the EBITDA for such period of (i) any Person which is directly acquired by the Company or a Wholly-Owned Restricted Subsidiary and becomes a Wholly-Owned Restricted Subsidiary of the Company, or (ii) any Facility (determined as if such Facility was a separate Person) directly acquired by the Company or any of its Wholly-Owned Restricted Subsidiaries, in either such case as part of such Subject Transaction, minus (c) in the case of a Permitted JV Transaction, the product of (i) the portion of the Core EBITDA for such period attributable to each Facility, if any, subject to such Permitted JV Transaction (minus, in the case of a lease or a sublease of a Facility to a Permitted Joint Venture pursuant to
            Section 8.8(i), the aggregate rent payable to the Company and its Wholly-Owned Restricted Subsidiaries under such lease or sublease during such period, assuming for such purpose that such lease or sublease had been entered into at the beginning of such period), and (ii) the excess of 100% over the Company's and its Wholly-Owned Restricted Subsidiaries aggregate percentage ownership interest in such Permitted Joint Venture after giving effect to such Permitted JV Transaction, plus (minus) (d) in the case of any change to the amount of, or any change in the payment date for, any rent payable to the Company or any of its Wholly-Owned Restricted Subsidiaries under a lease or sublease by any such Person of a Facility to a Permitted Joint Venture pursuant to Section 8.2(i), the change resulting therefrom to the aggregate amount of rent payable during such period, assuming for such purpose that such change became effective at the beginning of such period. In the case of a Subject Transaction involving the acquisition of a Person or a Facility that, as of the time of such acquisition has been in existence for less than 12 months, the EBITDA for such Person or Facility, as the case may be, for such period shall be deemed to be, for purposes of the preceding clause
            (b), the product of (1) its actual EBITDA, and (2) the quotient, expressed as a percentage, of the number of months in such period divided by the number of months for which such Person or Facility, as the case may be, has any EBITDA."

                  (xiii) The definition therein of the term "Subject Transactions" is amended by (A) replacing the text of clause (a) thereof with "any Permitted JV Transaction,", (B) deleting the word "and" before clause (e) thereof, and (C) inserting the following after the end of such clause (e):

            ", and (f) the entering into of any amendment or other modification to a lease or sublease of a Facility to a Permitted Joint Venture pursuant to Section 8.2(i) that decreases the amount of, or changes the payment date for, any installment of rent payable to the Company or any Wholly-Owned Restricted Subsidiary pursuant thereto".

                  (xiv) The following is inserted after the definition therein of the term "Variable Rate Notes": "'VRN Facility' means each and any of the Facilities listed as number 29, 30, 31, 32, 33, 35, 36, 37, 38, 39,
      40 or 41 on Schedule 10.1(d) hereto as in effect on the Closing Date and the Facility owned by Charter Fairmount Behavioral Health System, Inc. that is located at 561 Fairthorne Avenue, Philadelphia, PA 19128."

            (i) Section 12.12 of the Credit Agreement is amended by (i) inserting "(other than pursuant to a Limited Permitted JV Transaction)" after the words "disposed of" in clause (ii)(A) of paragraph (b) thereof; and (ii) inserting the following after paragraph (b) thereof:

                  "(c) Each Lender, the Agent and the Co-Agent hereby authorizes the Collateral Agent to, and, upon the request of the Company, the Collateral Agent, at the sole cost and expense of the Company and its Restricted Subsidiaries, shall, release a VRN Facility from the Mortgage, if any, applicable thereto; provided that (i) the Agent is satisfied that, simultaneously with such release, the Variable Rate Notes issued to finance such VRN Facility will be converted into fixed-rate notes or bonds in accordance with the terms thereof and hereof, (ii) no Default or Event of Default has occurred and is continuing at the time of such release or has or will result from the conversion of such Variable Rate Notes into fixed-rate notes or bonds,
      (iii) simultaneously with such release the Letter of Credit or Subsidiary Letter of Credit, as the case may be, providing direct or indirect, as applicable, credit support for such Variable Rate Notes is surrendered to the Agent or the applicable L/C Bank (or provisions reasonably satisfactory to the Agent and the applicable L/C Bank for such surrender are made), and (iv) the Agent is satisfied that the fixed-rates notes or bonds into which such Variable Rate Notes are converted will not be secured by a Lien on such VRN Facility.

                  (d) Each Lender, the Agent and the Co-Agent hereby authorizes the Collateral Agent to, and, upon the request of the Company, the Collateral Agent, at the sole cost and expense of the Company and its Restricted Subsidiaries, shall, simultaneously with the consummation of any Limited Permitted JV Transaction described in clause
      (b), (c) or (d) of the definition thereof, release (i) the Restricted Subsidiary whose capital stock is sold or issued, or that is a party to a merger or consolidation, as applicable, pursuant to such Limited Permitted JV Transaction from any and all of its obligations under the Subsidiary Guaranty; and (ii) the property and other assets subject to such Limited Permitted JV Transaction from the Liens thereon, if any, under the Security Documents; Provided that, in the case of each and any release described in the preceding clause (i) or (ii): (A) the Agent is satisfied that, simultaneously with such release, a Limited Permitted JV Transaction involving such Restricted Subsidiary or property or other assets, as the case may be, will occur in accordance with the terms hereof, (B) no Default or Event of Default has occurred and is continuing at the time of such release or will result from the consummation of such Limited Permitted JV Transaction, (C) the Company has given the Agent at least five Business Days prior written notice of the date of such Limited Permitted JV Transaction and a description, in reasonable detail, of such transaction, the parties thereto, the property and other assets to be subject thereto and the respective Deemed Values of such property and other assets, (D) if a Subsidiary Borrower is to be a party to such Limited Permitted JV Transaction or any of its capital stock is being sold pursuant thereto, then (1) if after giving effect to such Limited Permitted JV Transaction such Subsidiary Borrower would no longer be a Subsidiary of the Company, then all Subsidiary Loans made to such Subsidiary Borrower shall have been repaid in full, together with all accrued and unpaid interest thereon, all outstanding amounts payable by such Subsidiary Borrower under the Credit Documents shall have been paid in full, and all Subsidiary Letters of Credit issued for the account of such Subsidiary Borrower shall have been surrendered to the Agent or the applicable L/C Bank, and
      (2) such Subsidiary Borrower shall have acknowledged to the Agent for the benefit of the Lenders in a writing reasonably satisfactory to the Agent that such Subsidiary Borrower shall no longer be entitled to request the making of Subsidiary Loans or the issuance of Subsidiary Letters of Credit for its account pursuant to the Subsidiary Credit Agreement, and (E) the Restricted Subsidiary that is (or whose assets are) the subject of such requested release is simultaneously released from all of its obligations under each guaranty made by it of any Permitted Subordinated Indebtedness."

            Section 2. Clarification of Section 1.15 of Mortgages. The Agent and each Lender party hereto agrees that nothing contained in Section 1.15 of any Mortgage shall be construed as a requirement that the Company and its Wholly-Owned Restricted Subsidiaries are required to manage any Facility that is contributed, leased or subleased by the Company or any Wholly-Owned Restricted Subsidiary to a Permitted Joint Venture pursuant to Section 8.2 or
Section 8.8.

            Section 3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders that:

                  (a) the execution and delivery by the Company of this Amendment and the performance by the Company of the Credit Agreement as amended hereby are within the Company's corporate powers, have been duly authorized by all necessary corporate or other action and will not (i) contravene the certificate or articles of incorporation or the bylaws of the Company, (ii) contravene any law, regulation, order, writ, judgment, decree, determination or award currently in effect binding on or affecting the Company or any of its Subsidiaries or any of their re-spective assets, except where such contravention would not have a Material Adverse Effect, or (iii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument (including, without limitation, the Senior Subordinated Notes Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound or subject to, except to the extent such conflict, breach, default or creation or imposition would not have a Material Adverse Effect;

                  (b) this Amendment, the Credit Agreement as amended hereby and, after giving effect to this Amendment, the other Credit Documents constitute the legal, valid and binding obligations of the Company and the Credit Parties party thereto, enforceable against the Company and such Credit Parties in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

                  (c) on and as of the date hereof, and both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

            Section 4. Effectiveness. This Amendment shall become effective when the Agent shall have received duly executed counterparts of this Amendment from the Company, each Subsidiary of the Company that is a party to any Credit Document and as many of the Lenders as shall be necessary to comprise the "Required Lenders".

            Section 5. Status of Credit Documents. This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly modified hereby, the terms, provisions and conditions of the Credit Documents and the Liens granted thereunder shall continue in full force and effect and are hereby ratified and confirmed in all respects.

            Section 6. Counterparts. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

            Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

            IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute and deliver this Amendment No. 2 to the Second Amended and Restated Credit Agreement as of the date first above written.

                                              CHARTER MEDICAL CORPORATION



                                              By:
                                              Name:
                                              Title:

                                              BANKERS TRUST COMPANY,
                                                as Agent and a Lender



                                              By:
                                              Name:
                                              Title:

                                              FIRST UNION NATIONAL BANK OF
                                                NORTH CAROLINA, as Co-Agent
                                                and a Lender



                                              By:
                                              Name:
                                              Title:

                                              BANK OF AMERICA NATIONAL TRUST
                                                AND SAVINGS ASSOCIATION



                                              By:
                                              Name:
                                              Title:

                           INDENTURE SUPPLEMENT
                                   NO. 1

      This Indenture Supplement No. 1 (the "Supplement"), dated as of June 3, 1994, is among Marine Midland Bank, as Trustee, Charter Medical Corporation, (the "Company"), the Guarantors listed in the Indenture, as defined below, and Schizophrenia Treatment and Rehabilitation, Inc. All defined terms used in this Supplement and not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

      For and in consideration of the premises, the Company, the Guarantors and the Trustee agree as follows:

      1. Recital. This Supplement relates to the Indenture, dated as of May 2, 1994, among the Company, the Guarantors listed therein and Marine Midland Bank, with respect to the Company's 11 1/4% Senior Subordinated Notes due 2004 (the "Indenture"). This Supplement is executed by the Trustee pursuant to Section 10.01(5) of the Indenture.

      2. Supplement. The Indenture is supplemented by adding Schizophrenia Treatment and Rehabilitation, Inc., Subsidiary of the Company, as Guarantor, pursuant to the provisions of Section 5.09 of the Indenture relating to additional Guarantors. By executing this Supplement, Schizophrenia Treatment and Rehabilitation, Inc. agrees that, effective as of the date first above written, it is a Guarantor under the Indenture.

      3.    Miscellaneous.

            (a) Instruments to be Read Together. This Indenture Supplement No. 1 is an indenture supplemental to the Indenture, and such Indenture, and this Indenture Supplement No. 1 shall henceforth be read together.

            (b) Confirmation. The Indenture as amended and supplemented by this Indenture Supplement No. 1, is in all respects confirmed and preserved.

            (c) Governing Law. This Indenture Supplement No. 1 shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts of law.

            (d) Severability. Any provision of this Indenture Supplement No. 1 which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            (e) Headings. Section, subsection and other headings used in this Indenture Supplement No. 1 are for convenience only and shall not affect the construction of this Indenture Supplement No. 1.

            (f) Counterparts. This Indenture Supplement No. 1 may be executed in any number of counterparts, each of which, when so executed in any number of counterparts, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement No. 1 to be duly executed as of the date and year first above written.

                                       MARINE MIDLAND BANK,
                                       as Trustee



                                       By:  /s/ Frank J. Godino
                                          Name:  Frank J. Godino
                                          Title: Asst. Corp. Trust Officer

Attest:



/s/ Richard G. Pittius
Name:  Richard G. Pittius              CHARTER MEDICAL CORPORATION
Title: Assistant Vice President


                                       By:  /s/ James R. Bedenbaugh
                                          Name:  James R. Bedenbaugh
                                          Title: Treasurer


Attest:



/s/ Linton Newlin
Name:  Linton Newlin
Title: Secretary

                                       Each of the Guarantors listed
                                       in the Indenture as listed in Exhibit A



                                       By:  /s/ Charlotte A. Sanford
                                          Name: Charlotte A. Sanford
                                          Title:Treasurer or as Director of
Attest:                                  Charter Medical of England, Limited



/s/ James R. Bedenbaugh
Name: James R. Bedenbaugh
Title: Assistant Secretary
                                  Schizophrenia Treatment and
                                   Rehabilitation, Inc.



                                  By:  /s/ Charlotte A. Sanford
                                  Name:  Charlotte A. Sanford
                                  Title: Treasurer

Attest:




/s/ James M. Filush
Name: James M. Filush
Title: Secretary

                             Exhibit 4(t) Schedule



      The form of Indenture Supplement filed as Exhibit 4(t) is used to admit certain subsidiaries of the Company as new Guarantors under the Indenture. In addition to Indenture Supplement No. 1, new Guarantors have been admitted as follows:

Supplement No.                  Date                 New Guarantor

      2                 July 15, 1994               NEPA - New Hampshire, Inc.
                                                    NEPA - Massachusetts, Inc.

      4                 November 22, 1994           Charter Behavioral Health
                                                    System at Manatee Palms
                                                    Therapeutic Group Inc.
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                           INDENTURE SUPPLEMENT
                                   NO. 3

     This Indenture Supplement No. 3 (the "Supplement"), dated as of
August 30, 1994, is among Marine Midland Bank, as Trustee, Charter Medical Corporation, (the "Company"), the Guarantors listed in the Indenture, as defined below, and Schizophrenia Treatment and Rehabilitation, Inc. All defined terms used in this Supplement and not otherwise defined shall have the meanings ascribed to such terms in the Indenture.

     For and in consideration of the premises, the Company, the Guarantors and the Trustee agree as follows:

     1. Recital. This Supplement relates to the Indenture, dated as of May 2, 1994, among the Company, the Guarantors listed therein and Marine Midland Bank, with respect to the Company's 11 1/4% Senior Subordinated Notes due 2004 (the "Indenture"). This Supplement is executed by the Trustee pursuant to Section 10.01(5) of the Indenture.

     2. Amendment. Section 6.02 of the Indenture is amended by replacing the term "Restricted Subsidiary" in the proviso of Section 6.02, which states "provided that if any Guarantor consolidates into, or merges with or into, a Restricted Subsidiary," and in clause (i) of Section 6.02, which states "such Restricted Subsidiary is or becomes a Guarantor," with the term "Person".

     3.    Miscellaneous.

          (a) Instruments to be Read Together. This Indenture Supplement No. 3 is an indenture supplemental to the Indenture, and such Indenture, and this Indenture Supplement No. 3 shall henceforth be read together.

          (b) Confirmation. The Indenture as amended and supplemented by this Indenture Supplement No. 3, is in all respects confirmed and preserved.

          (c) Governing Law. This Indenture Supplement No. 3 shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts of law.

          (d) Severability. Any provision of this Indenture Supplement No. 3 which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (e) Headings. Section, subsection and other headings used in this Indenture Supplement No. 3 are for convenience only and shall not affect the construction of this Indenture Supplement No. 3.

          (f) Counterparts. This Indenture Supplement No. 3 may be executed in any number of counterparts, each of which, when so executed in any number of counterparts, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture
Supplement No. 3 to be duly executed as of the date and year first above written.

                                       MARINE MIDLAND BANK,
                                       as Trustee



                                       By:  /s/ Frank J. Godino
                                          Name:  Frank J. Godino
                                          Title: Asst. Corp. Trust Officer

Attest:



/s/ Richard G. Pittius
Name:  Richard G. Pittius              CHARTER MEDICAL CORPORATION
Title: Assistant Vice President


                                       By:  /s/ James R. Bedenbaugh
                                          Name:  James R. Bedenbaugh
                                          Title: Treasurer


Attest:



/s/ Linton Newlin
Name:  Linton Newlin
Title: Secretary
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                                       Each of the Guarantors listed
                                       in the Indenture as listed in Exhibit A



                                       By:  /s/ Charlotte A. Sanford
                                          Name: Charlotte A. Sanford
                                          Title:Treasurer or as Director of
Attest:                                  Charter Medical of England, Limited



/s/ James R. Bedenbaugh
Name: James R. Bedenbaugh
Title: Assistant Secretary
                                  Schizophrenia Treatment and
                                   Rehabilitation, Inc.



                                  By:  /s/ Charlotte A. Sanford
                                  Name:  Charlotte A. Sanford
                                  Title: Treasurer

Attest:




/s/ James M. Filush
Name: James M. Filush
Title: Secretary